 EXHIBIT 99.1

Vuzix Secures License to See-Through Optics Technology from Nokia

ROCHESTER, NY -- (October 21 , 2011) - Vuzix Corporation (TSX-V: VZX, OTC:BB: VUZI, FMB: V7X) ("Vuzix" or the "Company") announced today that it has entered into a technology license agreement with Nokia to develop and produce see-through waveguide optics for use in near-eye display (NED) systems (head mounted displays and video eyewear) based on Nokia’s proprietary see-through (Exit Pupil Expanding) EPE optics technology. The agreement, combining Vuzix and Nokia technology, is expected to accelerate the development and introduction of new NED products to the market.

Under the agreement, Vuzix will perform on-going research and development and is expected to manufacture and bring to market components and products containing the licensed technology. In addition, Vuzix will provide Nokia with access to its products and components which incorporate the licensed technology.

The see-through EPE technology has been developed and prototyped by Nokia over the past decade in various configurations. Vuzix believes that it  has the potential to form the basis for sunglass-styled video eyewear, which could be manufactured in high volume and appeal to mass consumer markets.

“We believe that Nokia’s EPE technology solves a long missing piece in the NED business for creating sunglass-style video eyewear.” said Paul Travers, Vuzix President and CEO. He added, “Integrate this Nokia technology with Vuzix’s advanced display engine developments with partners like Fraunhofer IPMS, and we expect to be able to offer the video glasses that Hollywood and Sci-Fi writers have only been able to imagine.”

Jyri Huopaniemi, Director and Head of the Nokia Research Center Media Technologies Laboratory said, “Vuzix’ specialized expertise in video eyewear will be critical in driving the further development of EPE technology and ensuring its integration in new consumer products. We are excited to be enabling a new era of innovation. ”

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear products in the defense, consumer and media & entertainment markets. The Company’s products, personal display devices that offer users a portable high quality viewing experience, provide solutions for mobility, thermal sighting systems, tactical wearable displays and virtual and augmented reality. With its origins in defense research and development for next generation display solutions, Vuzix holds over 51 patents in the Video Eyewear field. The company has won 9 Consumer Electronics Show Innovations Awards, the RetailVision Best New Product and several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (TSX-V:VZX - News, OTC:BB: VUZI, FMB: V7X) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan. For more information visit www.vuzix.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements contained in this release relate to, among other things, future product releases, new opportunities, the Company’s ability to capitalize on new opportunities and the Company’s leadership in the Video Eyewear industry. They are generally identified by words such as   "believes," "may," "expects," "anticipates," "should'" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

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